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                                                                   Exhibit 10.15

                         MANAGER SUBORDINATION AGREEMENT
                                    (Lenders)

                  THIS MANAGER SUBORDINATION AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of October 29, 1998, between HARRAH'S NEW ORLEANS MANAGEMENT COMPANY, a Nevada corporation (the "Manager") and BANKERS TRUST COMPANY, as Administrative Agent for the Lenders, each as defined below. Except as otherwise defined herein, terms used herein and defined in the Credit Agreement referred to below are used herein as so defined.

                                    RECITALS

                  A. Harrah's Jazz Company, a Louisiana general partnership ("HJC"), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on November 22, 1995, which case is now pending in the United States Bankruptcy Court for the Eastern District of Louisiana, Case No. 95-14545.

                  B. HJC has submitted and the Bankruptcy Court has confirmed a plan of reorganization (the "Plan") in connection with that certain voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code.

                  C. As contemplated by the Plan, the Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Company") has succeeded to all the rights and obligations of HJC.

                  D. Contemporaneously herewith, the Company, JCC Holding Company, a Delaware corporation, as guarantor ("JCC Holding"), the lenders (the "Lenders") from time to time party thereto, and Bankers Trust Company, as Administrative Agent (together with any successor agent, the "Administrative Agent"), have entered into a Credit Agreement pursuant to the Plan providing for senior secured term loans in the amount of Sixty Million Dollars ($60,000,000) (the "A Term Loans"), secured term loans in the amount of One Hundred Fifty-One Million Five Hundred Thousand Dollars ($151,500,000) (the "B Term Loans"), and a secured revolving loan facility including Revolving Loans, Swingline Loans and Letters of Credit drawn under such revolving loan facility in an amount not to exceed Twenty Five Million Dollars ($25,000,000) at any time outstanding (collectively the "Revolving Loans," and together with the A Term Loans and the B Term Loans, the "Bank Loans"), as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement

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hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Banks shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, (ii) the refinancing or replacement indebtedness shall be permitted to be incurred under the Credit Agreement being refinanced or replaced (if such Credit Agreement is to remain outstanding), and the other Credit Documents then in effect and (iii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Company to the Administrative Agent and the Manager).

                  E. Contemporaneously herewith, pursuant to the Plan, the Company, JCC Holding, JCC Development, L.L.C., FP Development, L.L.C., CP Development, L.L.C. and the Trustee, as trustee, have entered into (i) that certain Indenture, pursuant to which the Company has issued $187,500,000 principal amount of its Senior Subordinated Notes due 2009 with Contingent Payments (the "New Bonds") and (ii) that certain Indenture (and together with the Indenture for the New Bonds, the "Indenture") pursuant to which the Company has issued its Senior Subordinated Contingent Notes due 2009 (the "New Contingent Bonds").

                  F. The Company may at any time and from time to time enter into one or more interest rate protection agreements (including, without limitation, interest rate hedges, swaps, caps, floors, collars, and similar agreements, collectively, the "Interest Rate Protection Agreements") with one or more Lenders, or any Affiliate thereof (any such Lender or Lenders or any Affiliate of any such Lender or Lenders (even if any such Lenders subsequently cease to be a Lender under the Credit Agreement for any reason) so long as any such Lender or Affiliate thereof participates in the extension of such Interest Rate Protection Agreement and their subsequent assigns, if any, collectively, the "Other Creditors," and together with the Administrative Agent and the Lenders, the "Senior Creditors").

                  G. As security, inter alia, for the full and prompt payment when due (whether at the stated maturity, by acceleration, or otherwise) of (a) the principal of, and premium, if any, and interest on the Bank Loans and (b) all other Obligations and Indebtedness of the Company to the holders of the Senior Indebtedness (as defined herein) and/or to the Administrative Agent or the Collateral Agent (the "Collateral Agent"), under the Intercreditor Agreement, whether now existing or hereafter arising, the Company is pledging, delivering, and granting certain security interests to the Collateral Agent.

                  H. The Collateral Agent is the holder of that certain Act of Mortgage and Collateral Assignment by Jazz Casino Company, L.L.C. (as renewed, amended, modified, replaced, restated, supplemented, or extended from time to time, the "Mortgage") entered into pursuant to the Plan, which encumbers, among other properties, the Company's leasehold estate in the Casino and which is to be recorded in the Office of the Recorder of Mortgages for Orleans Parish, Louisiana.

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                  I. The Manager and the Company have entered into that certain
Second Amended and Restated Management Agreement pursuant to the Plan (as amended, modified, extended, renewed, replaced, restated, or supplemented from time to time, the "Management Agreement"), pursuant to which the Manager will manage the Casino.

                  J. Pursuant to the Security Agreement entered into pursuant to the Credit Agreement the Company has pledged and assigned to the Collateral Agent all of the Company's right, title and interest in, to and under the Management Agreement.

                  K. The Credit Agreement provides that the Company may enter into the Management Agreement and, subject to the provisions of Sections 9.03(iv), 9.06(a)(iv) and 9.06(b) of the Credit Agreement, may pay certain amounts payable to the Manager under the Management Agreement so long as this Agreement has been executed and delivered by the parties hereto (with all Management Fees, interest, indemnities, other amounts, claims, demands, liabilities, causes of action and other obligations owing or arising under, or with respect to, the Management Agreement or otherwise arising or owing by the Company to the Manager, being herein called the "Subordinated Obligations," including, without limitation, the Base Fee, the Incentive Fee, the Termination Fee (each as defined in the Management Agreement) and the right to receive or collect, to the extent provided in the Management Agreement and permitted by the Indenture and the Credit Agreement, any or all (i) proceeds of condemnation awards, (ii) compensation for revocation of the Casino Operating Contract, (iii) proceeds of the Company's title insurance, property or hazard insurance, or other insurance proceeds, (iv) fair market value or other proceeds of the Company's assets, (v) damages or compensation, however described, paid by the State of Louisiana, the Louisiana Gaming Control Board (the "LGCB"), or any other government entity in connection with prohibition of use for gaming purposes of the Casino, and (vi) any and all other payments and proceeds, whether the same are denominated under the Management Agreement as part of the Termination Fee or otherwise); provided, however, that Subordinated Obligations shall not include System Fees, Travel Fees and Accounting Fees (each as defined in the Management Agreement), tax and insurance fees as described in Article
9.03 of the Management Agreement, and other similar fees and reimbursable expenses of the Manager, in each case to the extent that the foregoing fees and expenses do not constitute compensation to the Manager for managing the Casino (the "Unsubordinated Obligations").

                  L. The Administrative Agent has requested that the Manager grant to the Administrative Agent and the Collateral Agent, their nominees, successors and assigns, certain rights under the Management Agreement.

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                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                  1.       COLLATERAL DOCUMENTS

                  1.1. Consent to Assignment. The Company hereby notifies the Manager of, and the Manager hereby acknowledges and consents to, the pledge and assignment by the Company to the Collateral Agent pursuant to the Security Agreement, of all right, title and interest of the Company in, to and under (but not its obligations, liabilities or duties with respect to) the Management Agreement.

                  1.2. Collateral Agent. The rights granted by this Agreement and by the Manager Subordination Agreement (Senior Subordinated Notes) dated as of the date hereof among the Company, the Manager, and Norwest Bank Minnesota, National Association, in its capacity as Trustee (the "Manager Subordination Agreement (Senior Subordinated Notes)"), to the Collateral Agent are granted to the Collateral Agent for the joint benefit of the Senior Subordinated Noteholders (as defined in the Manager Subordination Agreement (Senior Subordinated Notes)) and the Lenders, and the Collateral Agent shall act for the joint benefit of the Senior Subordinated Noteholders and the Lenders pursuant to the Intercreditor Agreement.

                  2.       REPRESENTATIONS AND WARRANTIES

                  2.1. Company Representations. The Company hereby represents and warrants that (i) the Management Agreement is in full force and effect and has not been amended or modified, (ii) the Management Agreement is the only agreement entered into by the Company with respect to the management of the Casino, (iii) there is no default by the Company under the Management Agreement,
(iv) except for the assignment described in Section 1 hereof, the Company has not assigned, transferred, pledged, or hypothecated the Company's interest in the Management Agreement, and (v) the Company knows of no default by the Manager under the Management Agreement.

                  2.2. Manager Representations. The Manager hereby represents and warrants that (i) the Management Agreement is in full force and effect and has not been amended or modified, (ii) the Management Agreement is the only agreement entered into by the Manager with respect to the management of the Casino, (iii) there is no default by the Manager under the Management Agreement,
(iv) the Manager has not assigned, transferred, pledged or hypothecated the Manager's interest in the Management Agreement, (v) the Manager knows of no default by the Company under the Management Agreement, and (vi) there are no sums currently due or owing to the Manager under the Management Agreement.

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                  3.       SUBORDINATION

                  3.1. Subordination of Liabilities, Management Fees and Other Amounts

                  (a) The Manager, for itself, its successors and assigns, covenants and agrees that (i) the payment of the Subordinated Obligations is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 3.7 hereof) and (ii) the Management Agreement is hereby expressly subordinated in all respects to the Mortgage in the manner and to the extent set forth herein; provided that nothing herein shall require the Manager to relinquish or return any Base Fees, Incentive Fees or Termination Fees paid to the Manager pursuant to the Management Agreement (other than as set forth in the Management Agreement) so long as such payments, at the time when paid, were permitted to be paid to the Manager in accordance with the requirements of this
Section 3. The provisions of this Section 3 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

                  (b) In the event of any payment default under Section 10.01 of the Credit Agreement, any acceleration of the Senior Indebtedness under Section 10 of the Credit Agreement, or the bankruptcy of the Company, any accrued but unpaid Base Fees, Incentive Fees or Termination Fees (including any Management Fees deferred pursuant to Article 9.01(c) of the Management Agreement (the "Deferred Management Fees")) existing at such time or accruing thereafter shall be subordinated to payments on the Senior Indebtedness with payments to be applied in the following order, subject to the rights of the LGCB under the Casino Operating Contract, the City of New Orleans or the Rivergate Development Corporation under the Casino Lease, and any other creditor, as their interests may appear: (i) reimbursement of all management expenses incurred in accordance with the Management Agreement; (ii) amounts as set forth in Section 11 of that certain Intercreditor Agreement among HET, HOCI, Bankers Trust Company, Norwest Bank Minnesota, National Association, as trustee, and the other parties named therein (as amended from time to time); (iii) any credit enhancement fee due and payable to HET or an Affiliate of HET pursuant to that certain Credit Enhancement Fee Agreement entered into by and among the Company and HOCI pursuant to the Plan; (iv) Base Fee and Termination Fee pursuant to and as defined in the Management Agreement; (v) interest due on the Convertible Junior Subordinated Debentures (as defined in the Plan); (vi) principal due on the Convertible Junior Subordinated Debentures; (vii) interest due on any amounts advanced under the Subordinated Loan Agreement (the "Subordinated Loan"), the Construction Lien Indemnity Advances and any Completion Loans on a pari passu basis; (viii) principal due on the Subordinated Loan, the Construction Lien Indemnity Advances and any Completion Loans on a pari passu basis; and (ix) Incentive Fee pursuant to and as defined in the Management Agreement.

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                  3.2. Company Not to Make Payments with Respect to Subordinated
Obligations in Certain Circumstances

                  (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Senior Indebtedness, to the extent due and owing, shall first be paid in full in cash, before any payment of any kind or character, whether in cash, property, securities or otherwise, is made on account of the Subordinated Obligations.

                  (b) Until all Senior Indebtedness shall have been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated, no payment or distribution of any kind or character (whether in cash, property, securities or otherwise) shall be made in respect of any Subordinated Obligations other than any payments permitted under the Credit Agreement (including, without limitation, Sections 9.03(iv), 9.06(a)(iv) and 9.06(b) thereof).

                  (c) In the event that the Company shall make any payment on account of the Subordinated Obligations which is not permitted by said subsection (a) or (b), such payment shall be held by the Manager in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the Administrative Agent, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  3.3. Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the Company upon dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                  (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the Manager is entitled to receive any payment of any kind or character with respect to any Subordinated Obligations;

                  (b) any payment or distributions of assets of the Company of any kind or character, whether in cash, property, securities or otherwise to which the Manager would be entitled except for the provisions of this Section 3.3, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the Administrative Agent, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid,

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after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing provisions of this Section 3.3, any payment or distribution of assets of the Company of any kind or character, whether in cash, property, securities or otherwise, shall be received by the Manager on account of Subordinated Obligations before all Senior Indebtedness is paid in full in cash, which payment or distribution is not permitted by the preceding subsections (a) and
(b) of this Section 3.3, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the Administrative Agent, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                  3.4. Effect of Subordination on Obligations Pursuant to Management Agreement. The Manager hereby agrees for the benefit of the Company and the Senior Creditors that, to the extent and for so long as any payment of Subordinated Obligations is not permitted to be made pursuant to the provisions of this Section 3 or the Credit Agreement, such payment shall not be payable by the Company or any of its Subsidiaries until it is permitted to be paid in accordance with the terms of this Section 3 and the Credit Agreement. To the extent that any such Subordinated Obligations are not payable by the Company or any of its Subsidiaries pursuant to this Section 3, the Manager shall forbear from exercising any right to terminate, or withhold performance of any of its obligations under, the Management Agreement as a result thereof so long as the Credit Agreement or this Agreement shall continue to prohibit the Company from making such payments.

                  3.5. Subrogation. After all Senior Indebtedness has been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated, the Manager shall have and be entitled to all rights of subrogation otherwise provided by law in respect of any payment it may make or be obligated to make under this Agreement with respect to the claims of the Senior Creditors against the Company or any other guarantor of the Senior Indebtedness.

                  3.6. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions of the Management Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the Manager with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of

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default thereunder and the release of any collateral securing such Senior
Indebtedness, all without notice to or assent from the Manager (except as described in the following sentence). The Company will not agree to any modification to the Credit Agreement which would directly reduce the amount of the Management Fee which the Company is permitted to pay pursuant to Sections 9.03(iv), 9.06(a)(iv) and 9.06(b) of the Credit Agreement (as in effect on the date hereof), without the prior written consent of the Manager; provided that amendments or modifications to the Credit Agreement which make it more likely (including without limitation by making covenants or defaults more stringent) that a Default or Event of Default would exist which prohibits payment on the basis provided in said Sections 9.03(iv), 9.06(a)(iv) and 9.06(b) of the Credit Agreement shall be permitted to be made without any consent on the part of the Manager. Notwithstanding anything to the contrary contained in this Agreement, if the consent of the Manager is required for an amendment to the Credit Agreement as provided in the immediately preceding sentence but is not obtained, then the only effect of such failure shall be that, for purposes of this Agreement, effect shall not be given to the respective amendment to the extent same so reduces the amounts permitted to be paid to the Manager pursuant to Sections 9.03(iv), 9.06(a)(iv) and 9.06(b) of the Credit Agreement for purposes of making determinations pursuant to this Agreement.

                  3.7. Senior Indebtedness. The term "Senior Indebtedness" shall mean all Obligations of the Company (i) under the Credit Agreement and the other Credit Documents and (ii) in respect of any Interest Rate Protection Agreements. As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, at the rate provided for in the documents governing such Senior Indebtedness) whether or not such interest is an allowed claim against the debtor in any such proceeding).

                  4.       FORECLOSURE

                  4.1. Termination After Succession Date. As of the date (the "Succession Date") that (i) the Collateral Agent, or any nominee or designee of the Collateral Agent or the Senior Creditors, takes possession of or acquires a leasehold interest in the Casino or succeeds to the interests of the Company under the Management Agreement by operation of the Security Agreement or otherwise or (ii) a receiver or keeper (a "Receiver") of the Casino is appointed pursuant to the Mortgage, and at any time during a period ending on the date that is one hundred eighty (180) days after the Succession Date (the "Lender Termination Date"), the Collateral Agent (or its nominee or designee) shall have the right to terminate the Management Agreement upon at least one hundred twenty
(120) days' prior written notice to the Manager (which notice must be given on or prior to the Lender Termination Date, although the one hundred twenty (120) day period may extend beyond such date) and whether or not any default then exists on the part of the Manager under the Management Agreement.

                  4.2. Termination After Manager Default. In addition to the termination right set forth in Section 4.1 above, on any date following the occurrence of (i) the Succession Date

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and (ii) the filing of any foreclosure proceeding by the Collateral Agent, or any nominee or designee of the Collateral Agent or the Senior Creditors, with respect to the Casino, and at any time thereafter during the pendency of such foreclosure (whether or not a Lender Termination Date has occurred), the Collateral Agent (or its nominee or designee) shall have the right to terminate the Management Agreement by written notice to the Manager to be effective as of the date set forth in such notice and without any other action on the part of the Collateral Agent (or its nominee or designee) if an Event of Default (under and as defined in the Management Agreement) has occurred by the Manager, the applicable cure periods have expired, and the Company has the right to terminate the Management Agreement pursuant to Article 17.02(a) thereof; provided that the effective date of any such termination shall not occur prior to forty five (45) days after the date of such notice unless (a) a successor manager has been obtained to manage the Casino and maintain continuous and uninterrupted operations of the Casino or (b) the Manager fails to perform its obligations in accordance with Section 4.5 hereof during said period.

                  4.3. Termination On Manager Disqualification or Appointment of Receiver or New Manager. In addition to the termination rights set forth in Sections 4.1 and 4.2 hereof, on any date following the occurrence of the Succession Date and prior to the Lender Termination Date, (i) if at any time the Manager ceases to be authorized to act as such under applicable Gaming Regulations, or (ii) if a casino management company other than the Manager is appointed to become Receiver, or (iii) if a casino management company other than the Manager is appointed to become the manager of the Casino as a result of any order, decree, judgment or ruling of the LGCB or any court of competent jurisdiction, the Collateral Agent (or its nominee or designee) shall have the right to terminate the Management Agreement by written notice to the Manager to be effective on the date set forth in such notice; provided that the effective date of any such termination shall not occur prior to forty five (45) days after the date of such notice unless (a) a successor manager has been obtained to manage the Casino and maintain continuous and uninterrupted operations of the Casino or (b) the Manager fails to perform its obligations in accordance with
Section 4.5 hereof during said period.

                  4.4. Notice and Petition. The Collateral Agent (or its nominee or designee) agrees to give notice to the Manager of any foreclosure petition filed by the Collateral Agent (or its nominee or designee) with a copy of such foreclosure petition within two (2) Business Days of the filing of such petition, although any failure or delay in giving any such notice shall have no effect on the rights or obligations of the parties to this Agreement. The Collateral Agent (or its nominee or designee) shall include in such petition a request that such Receiver continue operations by Manager pursuant to the Management Agreement for forty five (45) days after the appointment of such Receiver unless a successor manager has been obtained to manage the Casino and maintain continuous and uninterrupted operations of the Casino.

                  4.5. Manager Cooperation During Transition. In the event of any termination of Manager pursuant to Section 4 hereof, the Manager agrees to cooperate with the Collateral Agent, the Receiver and any successor manager during any transition period pursuant to Section 4 hereof of forty five (45) days or any shorter period selected by the Collateral Agent pursuant to Section 4 hereof to effect an orderly transition of the management of the Casino without interruption of operations, including, without limitation, providing to, and allowing access by the

                                       9
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Collateral Agent, Receiver and/or successor manager to, all of the books and records of the Casino to allow and enable the Collateral Agent, Receiver and/or successor manager to fully operate and manage the Casino, and, at the request of the Collateral Agent, allow and authorize the removal of signs and any Harrah's brand identified furniture, fixtures, equipment, signs or other movable property which is used or useful for Casino operations at the Casino, transfers of books and records, changes of computer systems, and other transfers, replacements and changes necessary for continuous and uninterrupted operations of the Casino throughout the transition to a successor manager; provided, that in respect of any provision of or access to books and records, the Manager may exclude any Confidential and Proprietary Information (as defined in the Management Agreement), including without limitation, the Proprietary Systems (as defined in the Management Agreement).

                  4.6. Termination Fee. If at the time of the giving of any notice pursuant to Section 4 above, no default exists on the part of the Manager under the Management Agreement, the Manager shall be entitled to payment from the Company of the Termination Fee on the terms set forth in the Management Agreement, provided that (i) such payment shall remain subject to Section 3 hereof, and (ii) non-payment of such Termination Fee shall have no effect on the effectiveness of any termination of the Management Agreement under Section 4 hereof. In no event shall the Collateral Agent, the Senior Creditors or any of their nominees or designees be obligated for any losses or damages of the Company or the Manager as a result of a termination of the Management Agreement pursuant to Section 4 above, or have any liability for any amounts payable pursuant to said Management Agreement as a result of the termination thereof; provided, however, (a) the Company shall remain liable to the Manager, subject to the subordination provisions of this Agreement, in respect of the Subordinated Obligations and Unsubordinated Obligations, and (b) while the Manager's claims against the Company and any bank accounts, cash or other assets of the Company for Subordinated Obligations or Unsubordinated Obligations are subject and subordinate to the security interests of the Collateral Agent pursuant to the Mortgage and as provided in Section 3 hereof, such claims shall not be limited or impaired as a result of any termination of the Management Agreement pursuant to Section 4 hereof except to the extent of the subordination pursuant to Section 3 hereof.

                  4.7. Court Filings. Prior to the delivery of any notice of termination pursuant to Section 4 hereof, the Collateral Agent or its nominee or designee may indicate in any filing or petition with the LGCB or any court or otherwise its intention to (a) name any Person other than the Manager as a Receiver with respect to the Casino or (b) terminate the Management Agreement, and the Manager acknowledges that (i) no such filing or petition shall constitute a notice of termination unless expressly designated as such by the Collateral Agent or its nominee or designee to the Manager, and (ii) the Manager shall have no rights to terminate the Management Agreement or withhold performance of any of its obligations thereunder as a result of any such filing or petition.

                  4.8. Replacement Agreement. Following the occurrence of a Succession Date, for so long as the Management Agreement has not been terminated pursuant to Section 4.1, 4.2 or 4.3 hereof, then on the day following the Lender Termination Date or such earlier date as the Collateral Agent (or its nominee or designee) may elect, the Management Agreement shall be

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

continued, or be replaced by a substantially identical management agreement (in each case, the "Replacement Agreement"), as a direct agreement between the Manager and the Collateral Agent (or its nominee or designee), although no Termination Fee shall be payable pursuant thereto. Thereafter such Replacement Agreement will, subject to the terms of this Agreement (which shall remain fully applicable to such Replacement Agreement) and the terms thereof, be recognized as a direct management agreement between the Manager and the Collateral Agent (or its nominee or designee), except that, subject to Section 5.2 hereof, the Collateral Agent (or its nominee or designee) shall not (i) be liable for any previous act or omission of the Company under the Management Agreement accruing, occurring or existing prior to the Succession Date, (ii) be subject to any offset which shall have accrued to the Manager against the Company prior to the Succession Date, (iii) be bound by any previous modification of the Management Agreement, unless such modification shall have been expressly approved in writing by the Collateral Agent, (iv) be required in any circumstance to pay any Termination Fee, or (v) have any obligation for any other amounts which accrue or become due under the Management Agreement prior to the Succession Date. Neither the Collateral Agent (nor its nominee or designee) nor any other Senior Creditor shall have any personal liability to the Manager for any obligations of the Company under the Management Agreement (or of the equivalent of such Company under any Replacement Agreement). Nothing contained in this Agreement shall limit or impair the rights of the Collateral Agent or its nominees, its successors or assigns, or any other parties to the Management Agreement or Replacement Agreement to terminate the Management Agreement or Replacement Agreement in accordance with the terms thereof or pursuant to Section 4 hereof or pursuant to any other provision of this Agreement. Upon the effectiveness of the Replacement Agreement, the Manager shall have no further obligations to the Company pursuant to the Management Agreement; provided that the Manager and the Company shall remain liable to each other (subject to the subordination provisions of this Agreement) for obligations or liabilities arising prior to the effectiveness of the Replacement Agreement.

                  4.9. Limitation on Rights Against Collateral Agent. Subject to
Section 5.2 hereof, after the Succession Date, the Manager's right to receive or set off any monies or obligations owed or accrued or to be performed by the Company prior to the Succession Date shall not be enforceable against the Collateral Agent (or its nominee or designee), and the Collateral Agent (or its nominee or designee) shall have no obligation to remedy any act or omission of the Company or any default or event of default on the part of the Company accruing, occurring or existing under the Management Agreement prior to the Succession Date.

                  4.10. Manager's Rights. No default under the Mortgage and no proceeding to foreclose on the Casino will disturb the Manager's rights under the Management Agreement, and the Management Agreement will not be affected or cut off thereby (except to the extent otherwise provided in this Section 4); provided that (i) the Manager complies with this Agreement, (ii) the Manager at all times remains authorized to act as such pursuant to applicable Gaming Regulations, and (iii) there does not exist on the part of the Manager a default under the Management Agreement; provided further, that notwithstanding the recording of the Mortgage prior to recording that certain Memorandum of Management Agreement attached to the Management Agreement as Exhibit "E" in the Parish of Orleans, the right and obligations of the

Manager under the Management Agreement upon a foreclosure by the Collateral Agent shall be as set forth in this Agreement.

                  4.11. Assignment or Delegation By Collateral Agent. The Collateral Agent may, upon written notice to the Manager, assign, delegate or otherwise transfer its rights under this Section 4 and any Replacement Agreement to (i) any affiliate of the Collateral Agent or the Administrative Agent, or any financial institution that would qualify as a successor Collateral Agent under the Intercreditor Agreement, (ii) subject to the consent of the Manager not to be unreasonably withheld, any nationally-recognized firm of accountants, management consultants or investment advisors (provided that such firm is not otherwise engaged in the gaming business), or (iii) any Person designated as a Receiver by the Collateral Agent or as a keeper in any foreclosure proceeding. In the event of any such transfer, such transferee shall have the rights of the Collateral Agent under this Section 4 (except to the extent any of such rights are expressly retained by the Collateral Agent in connection with such transfer). The Manager, the Administrative Agent, the Company and the Collateral Agent hereby acknowledge and agree that the authority of the Receiver to succeed to the rights of the Collateral Agent hereunder is subject to applicable Gaming Regulations from time to time in effect, and that in the event of any conflict between this Agreement and applicable Gaming Regulations that affects the rights and powers of the Receiver, the applicable Gaming Regulations shall control.

                  4.12. Transfer of Interest in Replacement Agreement. In addition to the rights described in Section 4.11 above, following the Succession Date, the Collateral Agent (or its nominee or designee) may sell, transfer, assign or otherwise convey its right, title and interest in the Replacement Agreement to any Person upon one hundred twenty (120) days' prior written notice to the Manager. The Manager may elect, within sixty (60) days of receipt of such notice, to terminate the Replacement Agreement (in which case no Termination Fee will be payable), or to continue the Replacement Agreement as a direct agreement between the Manager and such transferee (subject to the terms of this Agreement) on the terms of the Management Agreement in effect immediately prior to the Succession Date, in which case the right of the Manager to receive the Termination Fee on a prospective basis (but not as a result of any prior defaults) will be restored (subject to the terms of this Agreement). After the Collateral Agent (or its nominee or designee) has acquired a leasehold interest in the Casino, the Collateral Agent (or its nominee or designee) may in connection with a sale or transfer of such leasehold interest, upon one hundred twenty (120) days' prior written notice to the Manager, elect to terminate the Replacement Agreement, in which case the Replacement Agreement shall terminate concurrently with the effectiveness of such sale or transfer (but not sooner than one hundred twenty (120) days after the respective notice was given to the Manager), with no payment of any Termination Fee owing by the Collateral Agent (or its nominee or designee) in connection therewith. In addition, the Collateral Agent (or its nominee or designee) shall have the right to terminate the Replacement Agreement (i) on the same basis as set forth in Section 4.1 hereof, or (ii) in the event that the Casino is sold to a third party at a foreclosure sale.

                  5. CURE PERIOD

                  5.1. Notice and Cure. The Manager hereby agrees that from and after the date hereof, within five (5) days after the Manager becomes aware of the existence of any event, act or omission by the Company under the Management Agreement which would give the Manager the right, either immediately or after the giving of notice or the lapse of a period of time, or both, to terminate the Management Agreement, the Manager shall give written notice of such event, act or omission to the Administrative Agent and the Collateral Agent. Furthermore, the Manager hereby agrees that it shall give to each of the Administrative Agent and the Collateral Agent at least forty five (45) Business Days' prior written notice of any proposed termination by the Manager of the Management Agreement which notice shall specify the basis for the termination and any defaults then existing pursuant to the Management Agreement. During the forty five (45) Business Day period referenced in the immediately preceding sentence (the "Cure Period"), the Company, the Administrative Agent, the Collateral Agent and/or the Senior Creditors may remedy the defaults specified in the notice delivered pursuant to the preceding sentence and, if all such defaults are cured during the Cure Period, the termination shall not take effect. Furthermore, if such default is capable of being cured and the Collateral Agent or the Administrative Agent notifies the Manager that it (or the Senior Creditors or their or its designee or nominee) is proceeding to remedy the defaults, but that the remedy will take longer than the Cure Period, the termination will be delayed for so long as the Collateral Agent or the Administrative Agent or the Senior Creditors or their or its nominee or designee is proceeding diligently to cure the default and such termination shall not occur if the defaults are cured. In the event that a default under the Management Agreement cannot be cured without obtaining the legal right to possession of the Casino, the Collateral Agent (or the Senior Creditors or their or its designee or nominee) agrees to cooperate with the Company and the Manager to the extent reasonably feasible to enable the Company and the Manager to cure such default and, upon request of the Collateral Agent (or its nominee or designee), the Manager agrees to cooperate with the Collateral Agent (or its nominee or designee) to the extent reasonably feasible to enable the Collateral Agent (or its nominee or designee) to cure such default.

                  5.2. Manager's Obligations to Continue Performance. It is the intention of the Manager and the Senior Creditors that the Senior Creditors shall not be obligated to remedy or cure any existing default of the Company under the Management Agreement accruing, occurring or existing prior to the Succession Date and that the Manager shall continue performance under the Management Agreement for the benefit of the Senior Creditors or their or its nominee, so long as the Senior Creditors or their or its nominee, after the Succession Date, (i) pay or cause to be paid all payments due to the Manager arising under the Management Agreement after the Succession Date, (ii) perform or cause to be performed all non-monetary obligations of the Company arising under the Management Agreement after the Succession Date, and (iii) cure any continuing non-monetary defaults under the Management Agreement that are capable of being cured by the Senior Creditors, whether such defaults first arose before the Succession Date. The Manager shall look solely to the Company (and not to the Senior Creditors or their or its nominee, agent in possession or successors or assigns) for payment of any fees, costs, expenses, and other sums that shall have become due and payable or that shall have accrued under the Management Agreement prior to the Succession Date.

                  5.3. No Waiver By Manager. Except as otherwise expressly set forth in this Agreement, including, without limitation, in Sections 3.4 and 6.2 hereof, the Manager shall not be deemed to have waived any of its rights to declare a default by the Company under the Management Agreement or to terminate the Management Agreement prior to the Succession Date after the expiration of all applicable cure periods. Any failure by the Manager to provide notice to the Administrative Agent or the Collateral Agent pursuant to Section 5.1 hereof shall not be deemed to be a waiver by the Manager of any such default under the Management Agreement as against the Company or to create any liability of the Manager to the Administrative Agent or the Collateral Agent.

                  6. AGREEMENTS OF MANAGER. The Manager covenants and agrees that on and after the date hereof and until all Senior Indebtedness shall have been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated:

                  6.1. Assignment by Manager. Other than as permitted in Article
21.01 of the Management Agreement, the Manager will not assign, pledge, encumber or hypothecate any right, title or interest of the Manager in, to or under (i) the Management Agreement, or (ii) any of the Manager's rights, fees (earned or unearned), interest in insurance, condemnation awards, indemnities, or other proceeds under or of the Management Agreement, in either case without the prior written consent of the Administrative Agent, which consent may be withheld for any reason whatsoever.

                  6.2. Termination of Management Agreement. The Manager will not exercise its rights and remedies under the Management Agreement (i) with respect to any default under Article 17.01(d) thereof, (ii) with respect to any default under Article 17.01(c) thereof, at any time prior to the occurrence of a Flip Event (as defined in the Restated Certificate of Incorporation of JCC Holding as of the date hereof), or after the occurrence of a Cure Event (as defined in the Restated Certificate of Incorporation of JCC Holding as of the date hereof) in respect of any uncured Flip Events, or (iii) arising as a result of any suspension of construction or renovation, as the case may be, of the Casino for any period of time beyond the Completion Deadline (as defined in the Management Agreement), or any failure to fulfill the Completion Deadline.

                  7. FURTHER ASSURANCES. Upon request by either party hereto, the Company and the Manager will, by instrument in writing, recognize each other as the Manager and as the Company, respectively, under the Management Agreement, subject to and as affected and modified by this Agreement for the balance of the term and any renewals thereof.

                  8. CAPITAL REPLACEMENT FUND. To the extent that any conflict exists between any requirement or provision of the Management Agreement pertaining to the Capital Replacement Fund and any requirement or provision of the Casino Lease regarding the Capital Replacement Fund, the Manager acknowledges that compliance with the terms of the Casino Lease will be deemed compliance with the Management Agreement for this purpose. For purposes of this Agreement, such a conflict shall be deemed to exist when (i) compliance with any requirement or provision of the Casino Lease would result in a default or breach of the

Management Agreement or (ii) compliance with any requirement or provision of the Management Agreement would result in a default or breach of the Casino Lease.

                  9. SATISFACTION OF MANAGEMENT AGREEMENT. The Manager agrees that this Agreement, together with the Manager Subordination Agreement (Senior Subordinated Notes), satisfies the conditions or requirements under Article 4.03 of the Management Agreement and that the Mortgage and Security Agreement collectively constitute and are an Authorized Mortgage (as defined in the Management Agreement).

                  10. AMENDMENT. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the Manager and the Administrative Agent (with the consent of the Required Banks).

                  11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES.

                  12. TERMINATION. This Agreement shall terminate on the first to occur of (i) the termination of the Credit Agreement and satisfaction of all obligations to the Administrative Agent and the Lenders thereunder or (ii) the termination of the Management Agreement and satisfaction of all obligations to the Company and the Manager under the Management Agreement and the obligations of the Manager under this Agreement (so long as, in the case of both clauses (i) and (ii) above, the satisfaction of said obligations does not violate the terms of this Agreement).

                  13. THIRD PARTY BENEFICIARIES. This Agreement is entered into for the benefit of the holders from time to time of the Senior Indebtedness, and may not be amended or modified in any respect, or terminated, without the consent of the Administrative Agent (with the consent of the Required Banks). The provisions of this Agreement are continuing provisions and all Senior Indebtedness to which they apply shall conclusively be presumed to have been created in reliance thereon. Except to the extent provided in Section 3.4 hereof, this Agreement is not entered into for the benefit of the Company, and the Company shall not be a third party beneficiary of this Agreement. Except as otherwise expressly set forth herein (including by reference to the Credit Agreement), no provision of this Agreement shall be deemed to modify or release the Company from any of the Subordinated Obligations (except to the extent payment thereof is deferred or prohibited pursuant to the Credit Agreement or this Agreement), including, without limitation, the obligation to pay the Termination Fee under the Management Agreement or to grant the Company any additional rights against the Manager under the Management Agreement.

                  14. NOTICES. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

                  (a)      if to the Manager, at:

                           Harrah's New Orleans Management Company
                           512 South Peters Street
                           New Orleans, Louisiana 70130
                           Attention:  General Counsel

                  (b)      if to the Company, at:

                           Jazz Casino Company, L.L.C.
                           512 South Peters Street
                           New Orleans, Louisiana 70130
                           Attention:  President

                  (c)      if to the Administrative Agent, at:
                           Bankers Trust Company
                           One Bankers Trust Plaza
                           130 Liberty Street
                           New York, NY  10006
                           Attention:  Mary Kay Coyle

                  (d)      if to the Collateral Agent, at:

                           Norwest Bank Minnesota, N.A.
                           Norwest Center
                           6th and Marquette
                           Minneapolis, Minnesota 55479-0069
                           Attention:  Lon LeClair - Corporate Trust Department

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.





                            [Signature page follows]

                  IN WITNESS WHEREOF, the Manager and the Administrative Agent have caused this Agreement to be duly executed and delivered as of the date first written above.

WITNESSES:                               HARRAH'S NEW ORLEANS MANAGEMENT
                                         COMPANY, a Nevada corporation


/s/ Vicki J. Gromberg                    By:      /s/ George W. Loveland, II
----------------------------------          -----------------------------------

/s/ W. Paul Koenig                       Name:    George W. Loveland, II
----------------------------------            ---------------------------------

                                         Title:   Vice President
                                               --------------------------------


                                         BANKERS TRUST COMPANY, as
                                         Administrative Agent for the Lenders


/s/ illegible                            By:      /s/ Mary Kay Coyle
----------------------------------          -----------------------------------

/s/ illegible                            Name:    Mary Kay Coyle
----------------------------------            ---------------------------------

                                         Title:   Managing Director
                                               --------------------------------

Acknowledged and agreed by:

JAZZ CASINO COMPANY, L.L.C.,             WITNESSES:
a Louisiana limited liability company


By:      /s/ Frederick W. Burford                 /s/ Jay Novatney
   -----------------------------------        ---------------------------------

Name:    Frederick W. Burford
     ---------------------------------

Title:   President                                /s/ Vince Lazar
      --------------------------------        ---------------------------------


THE BANK OF NEW YORK


By:      /s/ R. Randall Deen                      /s/ Daniel E. Davillier
   -----------------------------------        ---------------------------------

Name:    R. Randall Deen                          /s/ S. Jay Novatney
     ---------------------------------        ---------------------------------

Title:   Agent
      --------------------------------


                                SIGNATURE PAGE TO
                              MANAGER SUBORDINATION
                               AGREEMENT (Lenders)

STATE OF   New York
        ---------------
COUNTY OF  New York
         ---------------


                  BE IT KNOWN that on the 28th day of October, 1998, before me, a Notary Public, duly commissioned and authorized in and for the State and County aforesaid, personally came and appeared George W. Loveland II, who acknowledged himself to be Authorized Representative of Harrah's New Orleans Management Company, a Nevada corporation, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                      /s/ Jorge Jacob Jose
                                                 ------------------------------
                                                           Notary Public

                                                           [Notarial Seal]


                                                 My Commission expires:





                                ACKNOWLEDGMENT TO
                              MANAGER SUBORDINATION
                               AGREEMENT (Lenders)

STATE OF   New York
        -------------

COUNTY OF  New York
        -------------


                  BE IT KNOWN that on the 29th day of October, 1998, before me, a Notary Public, duly commissioned and authorized in and for the State and County aforesaid, personally came and appeared Frederick W. Burford, who acknowledged himself to be President of Bankers Trust Company, a National Banking Association, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                   /s/ Daniel E. Davillier
                                               --------------------------------
                                                          Notary Public

                                                         [Notarial Seal]


                                               My Commission expires:







                                ACKNOWLEDGMENT TO
                              MANAGER SUBORDINATION
                               AGREEMENT (Lenders)

STATE OF   New York
        -------------

COUNTY OF  New York
        -------------


                  BE IT KNOWN that on the 29th day of October, 1998, before me, a Notary Public, duly commissioned and authorized in and for the State and County aforesaid, personally came and appeared Frederick W. Burford, who acknowledged himself to be President of Jazz Casino Company, L.L.C., a Louisiana limited liability company, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer on behalf of such company.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                 /s/ Daniel E. Davillier
                                           ------------------------------------
                                                       Notary Public

                                                      [Notarial Seal]


                                           My Commission expires:






                                ACKNOWLEDGMENT TO
                              MANAGER SUBORDINATION
                               AGREEMENT (Lenders)